Exhibit 10.12

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of April 13, 2026 (as amended, restated, supplemented or otherwise modified, this “Agreement”), among CARECLOUD HEALTH, INC., a Delaware corporation (“CC Health”), each Subsidiary party hereto as of the date hereof (collectively, the “Subsidiaries” and together with CC Health, the “Grantors”) and CITIZENS BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement, dated as of April 13, 2026, among CareCloud, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and (b) the Pledge and Security Agreement, dated as of April 13, 2026, by and among the Grantors party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Guarantors have guaranteed Secured Obligations and the Grantors have secured their obligations pursuant to the Security Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.

Accordingly, the parties hereto agree as follows:

1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement.

2. Grant of Security Interest. As security for the payment or performance, as applicable, in full when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to or under any and all of the following assets now owned or at any time hereafter acquired (collectively, the “Patent Collateral”):

(a) all letters patent of the United States of America, all registrations and recordings thereof and all applications for letters patent of the United States of America, including registrations, recordings and pending applications in the United States Patent and Trademark Office, in each case described on Schedule I and all reissues, renewals, continuations and extensions thereof and amendments thereto (the “Patents”);

(b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein,

(c) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof and amendments thereto, and the inventions disclosed or claimed therein, and

(d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto.

3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Patent Security Agreement as of the day and year first above written.

CARECLOUD HEALTH, INC., a Delaware corporation

By:	/s/ Norman Roth
Name:	Norman Roth
Title:	Authorized Officer

Signature Page to Patent Security Agreement

CITIZENS BANK, N.A., as Administrative Agent

By:	/s/ Norman Roth
Name:	Megan Westhuis
Title:	Senior Vice President

Signature Page to Patent Security Agreement

SCHEDULE I

PATENTS

Patent Title	Patent No.	Reg. Date	Serial No.	Filing Date